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                                                                       Exhibit C
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                                             The Catalyst Group, Inc.

                                       Organization as of December 31, 1999

                                            State of
Name                                        Incorporation              Location of Business      Nature of Business
----                                        -------------              --------------------      ------------------
Ronald W. Cantwell                          N/A                        N/A                       100% ownership of The Catalyst
     (Individual)                                                                                Group, Inc.


The Catalyst Group, Inc.                    Louisiana                  Vidalia, LA               100% ownership of Catalyst Vidalia
                                                                                                 Acquisition Corporation.

Catalyst Vidalia Acquisition                Louisiana                  Edison, NJ                100% ownership of Catalyst
     Corporation                                                                                 Vidalia Holding Corporation and the
                                                                                                 ("CVAC") sole member of Century
                                                                                                 Power, LLC.

Century Power, LLC                          Louisiana                  Edison, NJ                Owns 100% of the CVHC Participating
                                                                                                 Preferred Stock

Catalyst Vidalia Holding                    Louisiana                  Vidalia, LA               100% ownership of Catalyst
     Corporation ("CVHC")                                                                        Vidalia Corporation and the sole
                                                                                                 member of Vidalia Holding, LLC.

Vidalia Holding, LLC                        A Louisiana                Vidalia, LA               Limited Partner of Catalyst Old
                                            Limited Liability                                    River Hydroelectric Limited
                                            Company                                              Partnership with a 25% undivided
                                                                                                 interest.

Catalyst Vidalia Corporation                Louisiana                  Vidalia, LA               General Partner of Catalyst Old
                                                                                                 River Hydroelectric Limited
                                                                                                 Partnership with 50% undivided
                                                                                                 interest in and 100% voting
                                                                                                 interest in such partnership.

Catalyst Old River Hydroelectric            A Louisiana Limited        Vidalia, LA               Lessee of a 192 megawatt
     Limited Partnership                    Partnership                                          hydroelectric facility in Concordia
                                                                                                 Parish, Louisiana.

Catalyst Construction Corporation           Delaware                   --                        Inactive, owned 100% by CVAC
     of Connecticut

Catalyst Energy Construction                Delaware                   --                        Inactive, owned 100% by CVAC
     Corporation

Catalyst Waste-to-Energy Corporation        Delaware                   --                        Inactive, owned 100% by CVAC

Obermeyer Hydraulic Turbines                Connecticut                --                        Inactive, owned 100% by CVAC

Catalyst Energy Systems Corporation         Delaware                   --                        Inactive, owned 100% by CVAC

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